Exhibit 4.1

THIS CERTIFIES THAT is the owner of CUSIP DATED COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR, FULLY-PAID AND NON-ASSESSABLE ORDINARY SHARES, $0.00001 PAR VALUE PER SHARE OF Seagate Technology Public Limited Company (hereinafter called the “Company”), transferable on the books of the Company, subject to the Irish Companies Acts and the company’s memorandum and articles of association, by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. ORDINARY SHARES PAR VALUE $0.00001 ORDINARY SHARES SEE REVERSE FOR CERTAIN DEFINITIONS Certificate Number Shares SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY INCORPORATED UNDER THE LAWS OF IRELAND Chairman, President and Chief Executive Officer Secretary By AUTHORIZED SIGNATURE 016570| 003590|127C|RESTRICTED||4|057-423 G7945M 10 7 <<Month Day, Year>> ZQ 000000 SECURITY INSTRUCTIONS ON REVERSE 1234567

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A COPY OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION WHICH SETS FORTH THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A CLASS OF SHARES SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF THE SUBSEQUENT SERIES. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT- Custodian TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act JT TEN - as joint tenants with right of survivorship UNIF TRF MIN ACT Custodian (until age) and not as tenants in common (Cust) (Minor) under Uniform Transfers to Minors Act. (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer, subject to the Irish Companies Acts and the company’s memorandum and articles of association, unto Shares Attorney Dated: 20 Signature: Signature: Notice: The signature to this transfer must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. (Cust) (Minor) (State) PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF TRANSFEREE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF TRANSFEREE) of the ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said shares on the books of the within-named Company with full power of substitution in the premises. SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. 1234567 SECURITY INSTRUCTIONS THIS IS WATERMARKED PAPER DO NOT ACCEPT WITHOUT NOTHING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.